United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2013

ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota	001-33407	41-1458152
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

IsoRay, Inc. (the "Company"), a smaller reporting company, elected at its fiscal 2011 annual meeting of shareholders to voluntarily hold a non-binding advisory vote on the frequency of future non-binding advisory votes on executive compensation. At this meeting, held on February 24, 2011, the frequency receiving the highest number of votes was every three years, and the Company previously filed a Current Report on Form 8-K under Item 5.07 to disclose that the Board of Directors of the Company had elected to hold future non-binding advisory votes on executive compensation once mandated by law.

Effective as of January 21, 2013, all smaller reporting companies became required to hold non-binding advisory votes on executive compensation at least every three years, and in accordance with the vote held on February 24, 2011 and the Board's previous determination to hold future such votes only once mandated by law, the Company is disclosing that a non-binding advisory vote to approve the compensation of the named executive officers of the Company will be conducted every three years, until the next shareholder non-binding advisory vote on the frequency of the non-binding advisory vote to approve the compensation of the named executive officers of the Company is required under Section 14A of the Securities Exchange Act of 1934, as amended, or until the Board otherwise determines that a different frequency for holding such non-binding advisory votes on executive compensation is in the best interests of the Company’s shareholders.

As a result, the Company's next non-binding advisory vote to approve the compensation of the named executive officers of the Company will occur at the annual meeting of shareholders to be held in 2014.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 22, 2013

IsoRay, Inc., a Minnesota corporation

By:	/s/ Dwight Babcock
Dwight Babcock, CEO